Exhibit 10.1

 THIRD AMENDMENT TO
MASTER SPONSORED RESEARCH AGREEMENT

This Third Amendment, dated as of September 24, 2009 (this “Third Amendment”), by and between THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION, on behalf of Ohio State University, a university with a principal place of business at 1960 Kenny Road, Columbus, OH 43210 (“Institution”), and NEUROLOGIX, INC., a Delaware corporation with a principal place of business at One Bridge Plaza, Fort Lee, New Jersey, 07024 (“Sponsor”).

WHEREAS, Institution and Sponsor are parties to that certain Master Sponsored Research Agreement, dated as of May 10, 2006, as amended May 29, 2008 and October 29, 2008 (as so amended, the “Agreement”), which provides for certain research and rights relating to the development of gene therapy approaches to neurodegenerative disorders and other fields, as more fully specified in the Agreement;

WHEREAS, Institution and Sponsor wish to amend the Agreement to extend the term of the Agreement for a one-year period ending on November 10, 2010, on the terms and conditions set forth herein; and

WHEREAS, Institution and Sponsor wish to account for certain research activities performed at Ohio State University relating to research items within the scope of the Research Project, for which Sponsor has agreed to pay a fee in addition to the Fee specified in the Agreement.

NOW, THEREFORE, Institution and Sponsor hereby agree as follows:

1. Unless otherwise specifically provided herein, all terms used and capitalized in this Third Amendment, but which are not defined herein, shall be deemed to have the respective meanings set forth in the Agreement.

2. The parties hereto acknowledge and agree that the Agreement is in full force and effect as of the date hereof and shall continue in full force and effect subject to the terms of this Third Amendment.

3. Section 1.1 of the Agreement is hereby amended by deleting the first sentence and replacing it with the following:

“Sponsor shall pay Institution a total of One Hundred Sixty-Six Thousand and Six Hundred Sixty-Six Dollars ($166,666) (the “Fee”) for the period commencing November 11, 2009 and ending on November 10, 2010 (such period, the “Third Renewal Term”) in accordance with Article 6 hereof.”

4. Section 6.1 of the Agreement is hereby amended by deleting the entire section in its entirety and replacing it with the following:

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“6.1 Sponsor shall pay the Fee to Institution for the Third Renewal Term in two (2) equal installments of Eighty-Three Thousand Three Hundred and Thirty-Three Dollars U.S. ($83,333), with the first payment due on November 11, 2009 and the remaining payment due six (6) months thereafter.”

5. Section 7 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“7. Term and Research Period

This Agreement shall continue in effect from November 11, 2009 through November 10, 2010, unless sooner terminated in accordance with the provisions of Section 8 of this Agreement.”

6. The parties acknowledge that the additional testing and pre-clinical work on rodents at Institutions facilities (“Additional Research”) in order to test Sponsor’s AAV-GAD product and Sponsor’s infusion system, and that all Rights accruing from the Additional Research are the sole property of Sponsor. Further, Sponsor has agreed to pay to Institution a fee of Eighteen Thousand, Three Hundred Fifty-Four Dollars ($18,354) for the Additional Research. Such fee shall be paid upon execution of this Third Amendment.

7. Except as amended hereby, the Agreement, and the terms and provisions thereof, shall remain in full force and effect.

8. This Third Amendment shall not be effective until executed by the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument.

9. This Third Amendment shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Ohio, without regard to such State’s conflicts or choice of laws provisions.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION

By: /s/ Kristy A. Baker
Name: Kristy A. Baker, CRA
Title: Director, Office for Business and Industry Contracts

NEUROLOGIX, INC.

By: /s/ John E. Mordock
Name: John E. Mordock
Title: President and Chief Executive Officer

By: /s/ Marc L. Panoff
Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

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